Exhibit 99.1

For Immediate Release

For Information Contact:

Reid Simpson	Kristi Emerson
Chief Financial Officer	Director, Corporate Communications
312.706.1706	303.915.9574
reids@eCollege.com	kristie@eCollege.com

eCollege® Announces Record Revenue From Continuing Operations,

Up 26 Percent from 2006

Company Reports Fourth Quarter Net Income from Continuing Operations of $2.4 Million,

up 95 Percent

CHICAGO – March 14, 2007 – eCollege® [Nasdaq: ECLG], a leading provider of value-added information services to the post-secondary education industry, today announced that its eLearning Division achieved record revenue of $13.9 million for the quarter ended December 31, 2006, an increase of 26 percent from revenue of $11.0 million for the same period in the prior year. Net income from continuing operations totaled $2.4 million, up 91 percent from the same period in the prior year.

As previously announced, the Company is exploring strategic alternatives for its Enrollment Division, Datamark. As a result, the Enrollment Division has been classified as an asset held for sale and its operating results for the fourth quarter and full year 2006, including appropriate allocations of certain corporate expenses, are being reported as discontinued operations in the Company’s consolidated financial statements.

“We are really pleased with our fourth quarter earnings performance as it lends credence to our long-term 40 percent earnings growth target, and we are very comfortable with our first quarter and 2007 earnings guidance we provided in January based on our strong pipeline and operating performance thus far,” said Oakleigh Thorne, chairman and CEO of eCollege. “Additionally, we are making solid progress on the strategic transaction process for Datamark.”

Fourth Quarter 2006 Financial Highlights – Continuing Operations

The Company’s financial statements for 2005 have been revised to reflect the classification of the Datamark business as a discontinued operation. Comparative 2005 results shown below reflect such revisions.

Revenue

eLearning Division revenue for the fourth quarter of 2006 increased 26 percent from the same period in 2005 to $13.9 million. Student fee revenue, which represented 91 percent of the eLearning Division’s revenue in the fourth quarter of 2006, increased 28 percent from the fourth quarter of 2005.

Gross Profit

Gross Profit from continuing operations for the fourth quarter of 2006 increased 29 percent to $10.0 million from $7.8 million for the same period in the prior year. Gross margin increased to 72.4 percent for the fourth quarter of 2006 from 70.4 percent for the same period in 2005.

Income

Income from continuing operations for the fourth quarter of 2006 was $3.9 million, an increase of 92 percent from $2.0 million for the fourth quarter of 2005. Operating margin increased to 28 percent for the fourth quarter of 2006 from 18 percent for the same period in the prior year. Operating margin adjusted for stock-based compensation expense was 32 percent, compared to 24 percent for the same period in the prior year.

Net Income before Income Taxes

Net income before taxes from continuing operations for the fourth quarter of 2006 was $4.0 million, an increase of 91 percent from $2.1 million for the fourth quarter of 2005.

Income Taxes

The tax provision for the fourth quarter of 2006 was $1.5 million, which reflects an effective tax rate for the quarter of 38.2 percent. This compares to an effective tax rate of 39.6 percent for the same period in the prior year.

Net Income

Net income from continuing operations for the fourth quarter of 2006 was $2.4 million ($0.11 per diluted share), an increase of 95 percent from net income of $1.3 million ($0.05 per diluted share) for the fourth quarter of 2005.

Adjusted Net Income

In the fourth quarter of 2006, the Company recorded non-cash charges of $544 thousand for stock-based compensation expense for continuing operations. After adding this item back to GAAP net income from continuing operations, adjusted net income from continuing operations was $3.0 million ($0.13 per diluted share) for the fourth quarter of 2006, compared to adjusted net income of $1.9 million ($0.08 per diluted share) for the fourth quarter of 2005.

Adjusted EBITDA

Adjusted EBITDA from continuing operations (EBITDA plus stock-based compensation expense) was $5.3 million for the fourth quarter of 2006, an increase of 64 percent from $3.3 million for the fourth quarter of 2005.

Free Cash Flow and Capital Expenditures

For the fourth quarter of 2006, the Company generated free cash flow from continuing operations of $4.4 million, an increase of 47 percent from $3.0 million for the fourth quarter of 2005. Free cash flow, an alternative non-GAAP measure of liquidity, is defined as adjusted EBITDA less cash interest and capital expenditures. Capital expenditures, including capitalized software development costs, were $1.0 million for the fourth quarter of 2006, compared to $300 thousand for the same period in 2005.

Differences between GAAP net income from continuing operations and adjusted net income, adjusted net income per diluted share, adjusted EBITDA and free cash flow from continuing operations are further explained in the financial tables that follow the unaudited Condensed Consolidated Statements of Operations included in this press release.

First Quarter 2007 Financial Guidance – Continuing Operations

The Company reiterated its previously announced guidance for continuing operations for the first quarter of 2007:

•	eLearning revenue of $14.7 million to $14.9 million, representing growth of 22 to 24 percent from the first quarter of 2006.
•	Operating income of $2.5 million to $2.7 million, compared to $2.0 million in the first quarter of 2006.
•	Net income of $1.5 million to $1.6 million ($0.06 to $0.07 per fully diluted share), compared to $1.2 million ($0.05 per fully diluted share) in the first quarter of 2006.
•	Adjusted EBITDA of $4.0 million to $4.2 million, compared to $3.3 million for the first quarter of 2006.
•	Capital spending and capitalized software development of $1.4 million and $500 thousand, respectively.

First quarter guidance for adjusted EBITDA from continuing operations is reconciled to GAAP net income from continuing operations in the accompanying financial tables.

Operating Highlights – Continuing Operations

•

For the 2006 fall academic term, which impacted both the third and fourth quarters, the total number of distance student enrollments supported by the eLearning Division was approximately 430,000, up 53 percent from approximately 280,000 distance student enrollments in the fall term of 2005.

•	For 2006, distance student enrollments supported by the eLearning Division totaled approximately 1,240,000, up 69 percent from approximately 735,000 distance student enrollments for 2005.
•

The Company signed two new gold customers in the fourth quarter of 2006. The Company signed seven platinum customers and nine gold customers for the full year 2006, compared to a target of four platinum and eight gold customers.

•

Average annualized revenue per client at the eLearning Division was approximately $300,000 in the fourth quarter of 2006, an increase of 23 percent from approximately $243,000 in the fourth quarter of 2005.

•	The eLearning Division renewed all three of the Top 20 customers, and eight of the nine Top 40 customers, that were up for renewal in 2006.

Fourth Quarter 2006 Financial Highlights – Discontinued Operations

Net Income

Net loss from discontinued operations for the fourth quarter of 2006 totaled $9.0 million ($0.39 per diluted share) compared to net income of $800 thousand ($0.03 per diluted share) for the fourth quarter of 2005. Excluding the one-time non-cash interest and impairment charges described below, net income from discontinued operations for the fourth quarter of 2006 totaled approximately $1.0 million.

Results for the fourth quarter of 2006 included:

•	Revenue from the Enrollment Division of $16.2 million, a decrease of 12 percent from $18.5 million for the fourth quarter of 2005.
•	Net interest expense of $2.1 million, including a one-time, pre-tax non-cash charge of $1.9 million related to the prepayment of the senior subordinated debt.
•	An $8.9 million impairment charge related to the write down of Datamark’s intangible assets.

Adjusted Net Income

In the fourth quarter of 2006, the Company recorded non-cash charges of $11.9 million for discontinued operations, including the impairment charge and expenses related to stock-based compensation, amortization of identifiable intangible assets and non-cash interest. After adding these items back to GAAP net loss from discontinued operations, adjusted net income from discontinued operations was $2.9 million ($0.12 per diluted share) for the fourth quarter of 2006 compared to adjusted net income of $1.5 million ($0.07 per diluted share) for the fourth quarter of 2005.

Adjusted EBITDA

Adjusted EBITDA from discontinued operations was $2.1 million for the fourth quarter of 2006, a decrease of 24 percent from $2.7 million for the fourth quarter of 2005.

Free Cash Flow and Capital Expenditures

For the fourth quarter of 2006, the Company generated free cash flow from discontinued operations of $1.5 million, a decrease of 22 percent from $1.9 million for the fourth quarter of 2005. Capital expenditures, including capitalized software development costs, were $400 thousand for the fourth quarter of 2006, compared to $200 thousand for the same period in 2005. Cash interest expense was $182 thousand for the fourth quarter of 2006 compared to $630 thousand for the fourth quarter of 2005.

Differences between the Company’s GAAP net loss from discontinued operations and adjusted net income, adjusted net income per diluted share, adjusted EBITDA and free cash flow from discontinued operations are further explained in the financial tables that follow the unaudited Condensed Consolidated Statements of Operations included in this press release.

Balance Sheet

As of December 31, 2006, the Company had cash of $16.3 million as compared to $28.4 million at September 30, 2006 and $23.0 million at December 31, 2005.  As of December 31, 2006, the Company's debt consisted of $500 thousand in original face amount of seller notes.  On October 31, 2006 the Company prepaid $20.0 million in original face amount of senior subordinated debt.

Conference Call

eCollege will hold a conference call to discuss its 2006 fourth quarter and year-end financial results at 3:30 p.m. Central time (4:30 p.m. Eastern time) on March 14, 2007. Interested parties can listen to the live conference call webcast by going to the Investor Relations section of eCollege’s Web site at www.eCollege.com and clicking on the “Live Webcast” link. Please access the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

For those unable to listen at the designated time, the archived webcast will be available on eCollege’s Web site for the next 12 months. A conference call replay also will be available from approximately 5:30 p.m. Central time (6:30 p.m. Eastern time) on March 14, 2007 until 11 p.m. Central time (midnight Eastern time) on March 21, 2007. To listen to the replay, participants should dial 800-642-1687. The conference ID for the replay is 9928089.

About eCollege

eCollege [Nasdaq: ECLG] is a leading provider of value-added information services to the post-secondary and K-12 education industries. The Company’s eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. The Company’s Enrollment Division, Datamark, Inc., helps institutions build new enrollments and increase student retention. Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts and state departments of education. eCollege was founded in 1996 and is headquartered in Chicago, with the eLearning Division headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City. For more information, visit www.eCollege.com and www.Datamark.com.

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Examples of these forward-looking statements include statements about the Company’s pursuit of strategic alternatives for Datamark (including the Company’s ability to achieve the strategic objectives contemplated thereby), expected future revenue, expenses, income from operations, adjusted income from operations, net income, adjusted net income, non-cash charges, EBITDA, adjusted EBITDA, cash and cash equivalents, free cash flow, capital expenditures, profitability, customer enrollments and any other statements that are not historical facts.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks.  Actual performance and results may differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the Company’s industries as well as the more specific risks and uncertainties facing the Company, including those identified in the Company’s reports on Form 10-K, Form 10-Q and Form 8- K filed with the U.S. Securities and Exchange Commission (“SEC”), which you are encouraged to review in connection with this release. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

This news release and/or the financial results attached hereto include “adjusted net income,” “adjusted net income per diluted share,” “adjusted EBITDA” and “free cash flow” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have included reconciliations of these measures to GAAP with this news release.

eCollege is a registered trademark of eCollege.

# # #

eCollege Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 7,540	$ 9,627
Accounts receivable, net of allowances of $49 and $272, respectively	6,084	3,506
Accrued revenue receivable	1,795	1,191
Deferred income taxes	1,827	1,481
Other current assets	1,078	746
Assets of discontinued operations held for sale	20,557	25,153
Total current assets	38,881	41,704

Property and equipment, net	4,427	3,434
Software development costs, net	2,871	1,986
Other assets	270	261
Deferred income taxes	20,441	24,741
Assets of discontinued operations held for sale	56,023	67,884
TOTAL ASSETS	$ 122,913	$ 140,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 396	$ 643
Other accrued liabilities	4,618	3,999
Deferred revenue, current portion	3,456	2,493
Current income taxes	40	--
Current portion of capital lease obligations	360	320
Liabilities of discontinued operations held for sale	11,685	11,554
Total current liabilities	20,555	19,009

LONG-TERM LIABILITIES:
Deferred revenue, net of current portion	41	26
Other liabilities	49	322
Capital lease obligations, net of current portion	280	250
Liabilities of discontinued operations held for sale	4,622	25,959
Total long-term liabilities	4,992	26,557
Total liabilities	25,547	45,566

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value, 50,000 shares authorized, 23,314 and 22,002 shares issued, respectively, and 22,299 and 21,987 shares outstanding, respectively	223	220
Additional paid-in capital	148,796	139,943
Treasury stock at cost, 15 shares	(148)	(148)
Warrants, restricted stock rights, and options for common stock	3,304	6,982
Deferred compensation	--	(2)
Accumulated deficit	(54,809)	(52,551)
Total stockholders’ equity	97,366	94,444
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 122,913	$ 140,010

eCollege Consolidated Statements of Operations

Unaudited

(in thousands, except per share data)

	For the Three Months Ended December 31,
	2006	2005
CONTINUING OPERATIONS
REVENUE:	$13,851	$11,031

COST OF REVENUE	3,817	3,270
Gross profit	10,034	7,761

OPERATING EXPENSES:
Product development	2,112	1,829
Selling and marketing	1,227	1,295
General and administrative	2,788	2,604
Total operating expenses	6,127	5,728

INCOME FROM OPERATIONS	3,907	2,033
Interest income and other income (expense)	85	70
Interest expense	(30)	(30)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND ACCOUNTING CHANGES	3,962	2,073
Income tax (expense) benefit	(1,517)	(822)

INCOME FROM CONTINUING OPERATIONS BEFORE ACCOUNTING CHANGES	2,445	1,251

DISCONTINUED OPERATIONS
Income from discontinued operations, net of tax (benefit) expense of ($1,035) and $252	(9,023)	751
INCOME BEFORE ACCOUNTING CHANGES	(6,578)	2,002
Cumulative effect of accounting change, net of tax	--	--

NET INCOME	$(6,578)	$2,002

BASIC INCOME PER SHARE AMOUNTS
Income from continuing operations before accounting changes	$0.11	$0.06
Income from discontinued operations, net of tax(benefit)	$(0.40)	$0.03
Income before accounting changes	$(0.29)	$0.09
Cumulative effect of accounting change, net of tax	--	--
BASIC NET INCOME PER SHARE	$(0.29)	$0.09

DILUTED INCOME PER SHARE AMOUNTS
Income from continuing operations before accounting changes	$0.11	$0.05
Income from discontinued operations, net of tax(benefit)	$(0.39)	$0.03
Income before accounting changes	$(0.28)	$0.08
Cumulative effect of accounting change, net of tax	--	--
DILUTED NET INCOME PER SHARE	$(0.28)	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	22,291	21,942
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	22,996	22,773

The accompanying notes to consolidated financial statements are an integral part of these statements.

eCollege Consolidated Statements of Operations

Unaudited

(in thousands, except per share data)

	For the Twelve Months Ending December 31,
	2006	2005
CONTINUING OPERATIONS
REVENUE	$52,085	$41,460
COST OF REVENUE	14,740	12,299

Gross profit	37,345	29,161

OPERATING EXPENSES:
Product development	8,452	7,170
Selling and marketing	4,820	4,711
General and administrative	11,838	10,572
Total operating expenses	25,110	22,453

INCOME FROM OPERATIONS	12,235	6,708

Interest income and other income (expense)	422	146
Interest expense	(148)	(107)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND ACCOUNTING CHANGES	12,509	6,747
Income tax (expense) benefit	(4,502)	(2,689)

INCOME FROM CONTINUING OPERATIONS BEFORE ACCOUNTING CHANGES	8,007	4,058

DISCONTINUED OPERATIONS
Income from discontinued operations, net of tax (benefit) expense of ($1,398) and $1,403	(10,293)	1,870

INCOME BEFORE ACCOUNTING CHANGES	(2,286)	5,928
Cumulative effect of accounting change, net of tax	28	--

NET INCOME	$(2,258)	$5,928

BASIC INCOME PER SHARE AMOUNTS
Income from continuing operations before accounting changes	$0.36	$0.19
Income from discontinued operations, net of tax(benefit)	$(0.46)	$0.09
Income before accounting changes	$(0.10)	$0.27
Cumulative effect of accounting change, net of tax	--	--
BASIC NET INCOME PER SHARE	$ (0.10)	$0.27

DILUTED INCOME PER SHARE AMOUNTS
Income from continuing operations before accounting changes	$0.35	$0.18
Income from discontinued operations, net of tax(benefit)	$(0.45)	$0.08
Income before accounting changes	$ (0.10)	$0.26
Cumulative effect of accounting change, net of tax	--	--
DILUTED NET INCOME PER SHARE	$(0.10)	$0.26

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	22,174	21,729
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	23,016	22,405

The accompanying notes to consolidated financial statements are an integral part of these statements.

eCollege Condensed Consolidated Statement of Cash Flows

Unaudited

(in thousands)

	For the Twelve Months Ended December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$(2,258)	$5,928
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	10,293	(1,870)
Depreciation	2,510	1,753
Loss on dispositions of assets	(4)	71
Accrued interest	18	--
Provision for doubtful accounts	(35)	25
Amortization of capitalized internal-use software development costs	663	339
Stock-based compensation	2,720	2,550
Deferred income taxes	4,670	2,641
Changes in
Accounts receivable and accrued revenue receivables	(3,146)	(1,375)
Other current assets	(333)	(89)
Other assets	(9)	263
Accounts payable and accrued liabilities	372	19
Deferred revenue and customer advances	977	156
Other liabilities	(240)	(84)
Cash flows provided by (used in) operating activities – continuing operations	16,198	10,327
Cash flows provided by operating activities – discontinued operations	4,347	5,783
Net cash provided by operating activities	20,545	16,110

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,507)	(2,560)
Proceeds from disposition of property and equipment	8	--
Capitalized internal-use software development costs	(1,548)	(1,124)
Net cash used in investing activities – continuing operations	(5,047)	(3,684)
Net cash used in investing activities – discontinued operations	(1,877)	(379)
Net cash flows from investing activities	(6,924)	(4,063)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,090	4,753
Proceeds from sale-leaseback arrangements	--	--
Payments on sale-leaseback arrangements	--	--
Payments on capital lease	71	286
Payments on term loan
Net cash used in investing activities - continuing operations	1,161	5,039
Net cash used in investing activities – discontinued operations	(21,539)	(2,272)
Net cash flows from financing activities	(20,378)	2,767

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,757)	14,814
CASH AND CASH EQUIVALENTS, beginning of year	23,037	8,223
CASH AND CASH EQUIVALENTS, end of year	$16,280	$23,037

Schedule A

eCollege Reconciliation of GAAP to Non-GAAP Measures

Consolidated – 2006 Fourth Quarter

Unaudited

(in thousands, except per share data)

	For the Three Months Ended
	December 31, 2006	December 31, 2005

Reconciliation of Net Income to Adjusted Net Income, Adjusted EBITDA and Free Cash Flow: (1)
Net Income	$(6,578)	$2,002
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	719	782
Amortization of Identified Intangibles	77	414
Goodwill & Intangibles Impaired	9,692	--
Non-Cash Interest Expense	1,940	233
Adjusted Net Income(1)	$5,850	$3,431
Depreciation	738	731
Amortization of Capitalized Software	217	158
Cash Interest (Income)/Expense, Net	127	590
Income Taxes	482	1,074
Adjusted EBITDA(1)	$7,414	$5,984
Capital Expenditures	(926)	(362)
Capitalized Software	(449)	(99)
Cash Interest	(127)	(590)
Free Cash Flow(1)	$5,912	$4,933

Net Income per Diluted Share	$(0.29)	$0.09
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	$0.03	$0.03
Amortization of Identified Intangibles	--	$0.02
Goodwill & Intangibles Impaired	$0.42	--
Non-Cash Interest Expense	$0.08	$0.01
Adjusted Net Income per Diluted Share(1)	$0.25	$0.15

(1) Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are not generally accepted accounting principles, or "GAAP," based measures. However, management believes, based on feedback from investors, analysts and other users of the Company's financial information, that Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are appropriate measures of the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company's profitability from current operations. Further, management believes, based on feedback from analysts, that Adjusted Net Income, Adjusted Net Income per Diluted Share and Free Cash Flow are important measures that analysts use in estimating and analyzing results for the Company, which estimates are used by investors and potential investors. Finally, as a result of the Company's acquisition of Datamark in the fourth quarter of 2003 and related borrowings, Adjusted EBITDA has been defined by the Company's lenders as an important metric, and is used in the Company's debt compliance covenants. These measures, however, should be considered in addition to, not as a substitute for or superior to, net income, cash flows or other measures of financial performance prepared in accordance with GAAP. Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are reconciled herein to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Schedule B

eCollege Reconciliation of GAAP to Non-GAAP Measures

Continuing Operations – 2006 Fourth Quarter

Unaudited

(in thousands, except per share data)

	For the Three Months Ended
	December 31, 2006	December 31, 2005

Reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations:(1)
Income from Continuing Operations	$3,907	$2,033
Stock-Based Compensation Expense	544	634
Adjusted Income from Continuing Operations(1)	$4,451	$2,667

Reconciliation of Net Income to Adjusted Net Income, Adjusted EBITDA and Free Cash Flow: (1)
Net Income	$2,445	$1,251
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	544	634
Amortization of Identified Intangibles	--	--
Goodwill & Intangibles Impaired	--	--
Non-Cash Interest Expense	--	--
Adjusted Net Income(1)	$2,989	$1,885
Depreciation	684	483
Amortization of Capitalized Software	210	105
Cash Interest (Income)/Expense, Net	(55)	(40)
Income Taxes	1,517	882
Adjusted EBITDA(1)	$5,345	$3,255
Capital Expenditures	(534)	(186)
Capitalized Software	(449)	(99)
Cash Interest	55	40
Free Cash Flow(1)	$4,417	$3,010

Net Income per Diluted Share	$0.11	$0.05
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	$0.02	$0.03
Amortization of Identified Intangibles	--	--
Goodwill & Intangibles Impaired	--	--
Non-Cash Interest Expense	--	--
Adjusted Net Income per Diluted Share(1)	$0.13	$0.08

Schedule C

eCollege Reconciliation of GAAP to Non-GAAP Measures

Discontinued Operations – 2006 Fourth Quarter

Unaudited

(in thousands, except per share data)

	For the Three Months Ended
	December 31, 2006	December 31, 2005

Reconciliation of Net Income to Adjusted Net Income, Adjusted EBITDA and Free Cash Flow: (1)
Net Income	$(9,023)	$751
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	175	148
Amortization of Identified Intangibles	77	414
Goodwill & Intangibles Impaired	9,692	--
Non-Cash Interest Expense	1,940	233
Adjusted Net Income(1)	$2,861	$1,546
Depreciation	54	248
Amortization of Capitalized Software	7	53
Cash Interest (Income)/Expense, Net	182	630
Income Taxes	(1,035)	252
Adjusted EBITDA(1)	$2,069	$2,729
Capital Expenditures	(392)	(176)
Capitalized Software	--	--
Cash Interest	(182)	(630)
Free Cash Flow(1)	$1,495	$1,923

Net Income per Diluted Share	$(0.39)	$0.03
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	$0.01	$0.01
Amortization of Identified Intangibles	--	$0.02
Goodwill & Intangibles Impaired	$0.42	--
Non-Cash Interest Expense	$0.08	$0.01
Adjusted Net Income per Diluted Share(1)	$0.12	$0.07

Schedule D

eCollege Reconciliation of GAAP to Non-GAAP Measures

Consolidated – 2006 Full Year

Unaudited

(in thousands, except per share data)

	For the Twelve Months Ended
	December 31, 2006	December 31, 2005

Reconciliation of Net Income to Adjusted Net Income, Adjusted EBITDA and Free Cash Flow: (1)
Net Income	$(2,259)	$5,928
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	3,708	2,840
Amortization of Identified Intangibles	1,372	1,614
Goodwill & Intangibles Impaired	9,692	--
Non-Cash Interest Expense	2,950	917
Adjusted Net Income(1)	$15,463	$11,299
Depreciation	3,400	2,702
Amortization of Capitalized Software	1,369	583
Cash Interest (Income)/Expense, Net	1,492	2,598
Income Taxes	3,104	4,092
Adjusted EBITDA(1)	$24,828	$21,274
Capital Expenditures	(5,368)	(3,606)
Capitalized Software	(1,535)	(1,339)
Cash Interest	(1,492)	(2,598)
Free Cash Flow(1)	$16,433	$13,731

Net Income per Diluted Share	$(0.10)	$0.26
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	$0.16	$0.13
Amortization of Identified Intangibles	$0.06	$0.07
Goodwill & Intangibles Impaired	$0.42	--
Non-Cash Interest Expense	$0.13	$0.04
Adjusted Net Income per Diluted Share(1)	$0.67	$0.50

Schedule E

eCollege Reconciliation of GAAP to Non-GAAP Measures

Continuing Operations – 2006 Full Year

Unaudited

(in thousands, except per share data)

	For the Twelve Months Ended
	December 31, 2006	December 31, 2005

Reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations:(1)
Income from Continuing Operations	$12,235	$6,708
Stock-Based Compensation Expense	(28)	25
Adjusted Income from Continuing Operations(1)	$12,207	$6,733

Reconciliation of Net Income to Adjusted Net Income, Adjusted EBITDA and Free Cash Flow: (1)
Net Income	$8,034	$4,055
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	2,720	2,550
Amortization of Identified Intangibles	--	--
Goodwill & Intangibles Impaired	--	--
Non-Cash Interest Expense	--	--
Adjusted Net Income(1)	$10,754	$6,605
Depreciation	2,510	1,753
Amortization of Capitalized Software	663	339
Cash Interest (Income)/Expense, Net	(274)	(39)
Income Taxes	4,502	2,689
Adjusted EBITDA(1)	$18,155	$11,347
Capital Expenditures	(3,456)	(2,570)
Capitalized Software	(1,535)	(980)
Cash Interest	274	39
Free Cash Flow(1)	$13,438	$7,836

Net Income per Diluted Share	$0.35	$0.18
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	$0.12	$0.11
Amortization of Identified Intangibles	--	--
Goodwill & Intangibles Impaired	--	--
Non-Cash Interest Expense	--	--
Adjusted Net Income per Diluted Share(1)	$0.47	$0.29

Schedule F

eCollege Reconciliation of GAAP to Non-GAAP Measures

Discontinued Operations – 2006 Full Year

Unaudited

(in thousands, except per share data)

	For the Twelve Months Ended
	December 31, 2006	December 31, 2005

Reconciliation of Net Income to Adjusted Net Income, Adjusted EBITDA and Free Cash Flow: (1)
Net Income	$(10,293)	$1,873
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	988	290
Amortization of Identified Intangibles	1,372	1,614
Goodwill & Intangibles Impaired	9,692	--
Non-Cash Interest Expense	2,950	917
Adjusted Net Income(1)	$4,709	$4,694
Depreciation	890	949
Amortization of Capitalized Software	706	244
Cash Interest (Income)/Expense, Net	1,766	2,637
Income Taxes	(1,398)	1,403
Adjusted EBITDA(1)	$6,673	$9,927
Capital Expenditures	(1,912)	(1,036)
Capitalized Software	--	(359)
Cash Interest	(1,766)	(2,637)
Free Cash Flow(1)	$2,995	$5,895

Net Income per Diluted Share	$(0.45)	$0.08
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	$0.04	$0.01
Amortization of Identified Intangibles	$0.06	$0.07
Goodwill & Intangibles Impaired	$0.42	--
Non-Cash Interest Expense	$0.13	$0.04
Adjusted Net Income per Diluted Share(1)	$0.20	$0.21

Q1 2007 Financial Guidance

(in thousands, except share and per share data)

	Q1 2006 Actual (unaudited)	Q1 2007 Guidance Low	Y/Y Growth %	Q1 2007 Guidance High	Y/Y Growth %

Revenue – Cont. Ops.	$12,029	$14,700	22%	$14,900	24%

Operating Income – Cont. Ops.	$2,030	$2,500	23%	$2,700	33%
Operating Margin	16.9%	17.0%		18.1%

Net Income – Cont. Ops.	1,276	1,500	15%	1,600	30%

Adj. EBITDA(1) – Cont. Ops.	3,361	4,000	18%	4,200	24%

Reconciliation of Adjusted EBITDA to Net Income
Net Income – Cont. Ops.	$1,276	$1,500		$1,600
Stock-based Compensation Expense	722	600		600
Depreciation	521	700		700
Amortization of Capitalized Software	105	200		200
Interest Expense	(46)	(20)		(20)
Income Tax	783	1,020		1,120
Adjusted EBITDA(1) – Cont. Ops.	$3,361	$4,000		$4,200

Earnings Per Share
Weighted Average Shares – Diluted	23,010,000	23,100,000		23,100,000

Net Income Per Diluted Share – Cont. Ops.	$0.06	$0.06		$0.07

Capital Spending – Cont. Ops.	1,317	1,400		1,400

Capitalized Software Dev – Cont. Ops.	308	500		500